POST-EMPLOYMENT SERVICES AGREEMENT
                        ----------------------------------

     THIS  AGREEMENT,  entered into  as  of    September 10       1996,  by
                                             --------------------,
and between  F.N.B. CORPORATION,  a  Pennsylvania corporation  (the "Company"),
and PETER   MORTENSEN,   an   individual   residing   in   Hermitage,
Pennsylvania ("Mortensen"),

                                Witnesseth that:
                                ---------------

     WHEREAS, Mortensen has been an employee of the Company's principal subsidiary since March 1, 1959 and was for many years its President and Chief Executive Officer and is currently and for many years has been the Chairman of the Board and Chief Executive Officer of the Company;

     WHEREAS, Mortensen and the Company are parties to an Employment Agreement dated as of January 1, 1990, as amended by an Amendment to Employment Agreement dated June 2, 1994 and Amendment No. 2 to Employment Agreement dated June 26, 1995 (the "Employment Agreement");

     WHEREAS, Mortensen plans to retire as an employee and Chief Executive Officer of the Company at or prior to December 31, 2000, the outside expiration date of the term of his employment under Section 1(b) of the Employment Agreement;

     WHEREAS, the Company, upon the retirement of Mortensen, does not wish to lose the benefit of his years of experience with the Company, especially in connection with oversight of the Company's banking subsidiaries, his knowledge of the markets in which the Company competes, and his expertise in the financial services industry;

     WHEREAS, Mortensen and the Company are parties to a Consulting Agreement dated as of June 26, 1995 (the "Consulting Agreement");

     WHEREAS, the Consulting Agreement and Amendment No. 2 to Employment Agreement were entered into simultaneously by Mortensen and the Company;

     WHEREAS, Mortensen and the Company executed an agreement dated as of October 13, 1995 under which the operation of the Consulting Agreement and Amendment No. 2 to Employment Agreement were suspended and curtailed in accordance with Paragraph 13 of the Consulting Agreement and Section 14 of the Employment Agreement;

     WHEREAS, Paragraph 13 of the Consulting Agreement provides in the event of any conflict between that Agreement and any statute, law, ordinance, order or regulation, the Consulting Agreement shall be curtailed and limited to the extent necessary to bring it within applicable legal requirements;

     WHEREAS, the Company has reviewed the Consulting Agreement with outside experts taking into account Federal Reserve regulations and its discussions with Federal Reserve examiners;

     WHEREAS, outside experts and consultants with experience in, insight to and knowledge of, banking industry executive compensation practices have advised the Company that the terms of this Agreement are consistent with industry practices for post-employment services for executives with the experience, knowledge, ability and other qualifications of Mortensen as well as for the size, condition and location of the Company;

     WHEREAS, outside bank regulatory counsel has advised the Company that this Agreement does not violate any publicly announced rule, regulation, or policy governing executive compensation applicable to the Company;

      WHEREAS, Mortensen and the Company are committed to complying with all statutes, laws, ordinances, orders and regulations and to operating the Company in a safe and sound manner; and

     WHEREAS, the Company and Mortensen each desires that, in lieu of the employment relationship contemplated by Section 20 of the Employment Agreement, his services continue to be available to the Company in the capacity as Chairman of the Board of Directors, as a Director or as an independent consultant upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1.   Effect on Other Agreements.
          --------------------------

          (a) In consideration of the sum of one dollar ($1.00) paid from the Company to Mortensen and for other good and valuable consideration, the parties hereby agree to revoke and terminate their Agreement dated as of October 13, 1995 thereby reinstating Amendment No. 2 to Employment Agreement and the Consulting Agreement.

          (b) In consideration of the sum of one dollar ($1.00) paid from the Company to Mortensen and for other good and valuable consideration, the parties hereby agree to revoke and terminate the Consulting Agreement and revise and restate Amendment No. 2 to Employment Agreement to conform to the terms of this Agreement.

     2.   Continued Service as Chairman of the Board.  Mortensen hereby
          ------------------------------------------
agrees to serve as a member of the Board of Directors of the Company (and any one or more of its subsidiaries) after cessation of his full-time employment with the Company under the Employment Agreement, subject to his election as a Director by the Shareholders of the Company. If requested by the Board of Directors of the Company, Mortensen agrees to serve as Chairman of the Board of Directors (but not (i) as Chief Executive Officer, (ii) in any capacity of acting as part of day-to-day management or (iii) in any capacity that would be sufficient to result in a suspension of benefits under any of the retirement benefit programs of the Company) for a period not to exceed three years. Such three-year period, which shall begin not later than December 31, 2000, shall be referred to as the "Post-Employment Term." Mortensen's service as Chairman of the Board during the Post-Employment Term shall be subject to the following terms and conditions:

         (a) The Company shall pay Mortensen an annual fee of $175,000 to serve as Chairman of the Board during the Post-Employment Term. Except as provided in subparagraph (g) below, Mortensen will not be paid any other fees or cash compensation with respect to service on the Board of Directors or committees of the Board of Directors of the Company.

          (b) If the Board of Directors of the Company does not elect Mortensen to be Chairman of the Board or terminates his service as Chairman of the Board during the Post-Employment Term for any reason other than proper cause, death, disability or material breach of the Employment
Agreement or this Agreement, the Company  shall  thereafter  be   and  remain
obligated  to  pay   to  Mortensen compensation at the rate described in
subparagraph (a) as follows:

               (i)  until  the   expiration  of  the  Post-Employment Term
                    if Mortensen ceases his full-time employment with the Company prior to January 1, 1999; or

               (ii) until  December 30, 2001  if Mortensen ceases  his
                    full-time employment with the Company on or after January 1, 1999 but not later than December 30, 2001.

          (c) In the event that Mortensen is not serving as Chairman of the Board but is receiving compensation under the provisions of subparagraph (b) above, Mortensen agrees to serve as a consultant to the Company subject to the terms and conditions of subparagraphs 3(c) and 3(d).

          (d) For any part of the Post-Employment Term that occurs on or after December 31, 2001, Mortensen will be entitled to, and the Company will be obligated to pay, compensation at the rate described in subparagraph (a) only for the time that he actually serves as Chairman of the Board.

          (e) Mortensen shall perform such duties as Chairman of the Board under this Paragraph as the Board of Directors may reasonably request,
which may include any  or  all  of  the  following:   providing  advice  and
counsel to management; participating in corporate strategic planning; providing advice in connection with major corporate transactions, such as mergers and acquisitions; presiding at all meetings of the Board of Directors and shareholders of the Company; with the assistance of management, planning the content and agenda of such meetings; supervising the work of various committees of the Board of Directors (except for the Audit Committee); serving as Chairman of the Executive Committee; recruiting, training and supervising the activities of other members of the Board of Directors; communicating with other participants in the financial services industry and markets to obtain independent information, insights, and assessments of trends and developments in the industry for the benefit and assistance of the Board of Directors in discharging its duties; representing the Company in its participation in the affairs of industry trade associations; supervising the Company's communications with its shareholders; participating in customer and public relations; participating in charitable and community organizations which the Company or its subsidiaries wish to support; and any other duties assigned from time to
time by the Board of Directors of the Company.   Mortensen shall devote his
best efforts to fulfilling his role as Chairman of the Board under this Paragraph 2 and shall apply substantially the same degree of skill and diligence in such service as applied by him during the term of the Employment Agreement; however, Mortensen shall not be required to devote more than 1,000 hours on an annual basis to his duties under this Paragraph 2 and Mortensen's hours shall be further subject to the limitations of Paragraph 7 below.

          (f) The occurrence of any of the following events or circumstances shall constitute "proper cause" for the removal of Mortensen as Chairman of the Board, at the election of the Board of Directors of the Company, during the Post-Employment Term under this Agreement:

               (i) Mortensen shall voluntarily resign as a director of the Company without approval of the Board of Directors of the Company for reasons other than a breach of this Agreement in any material respect by the Company which has not been cured within 30 calendar days after the Company's receipt of written notice of such breach from Mortensen;

             (ii) the perpetration of defalcations by Mortensen involving the Company or any of its affiliates, as established by certified public accountants employed by the Company, or willful, reckless or grossly negligent conduct of Mortensen entailing a substantial violation of any material provision of the laws, rules, regulations or orders of any governmental agency applicable to the Company or its subsidiaries;

            (iii) the repeated and deliberate failure by Mortensen, after advance written notice to him, to comply with reasonable policies or directives of the Board of Directors; or

             (iv) Mortensen shall breach this Agreement in any other material respect and fail to cure such breach within 30 calendar days after Mortensen receives written notice of such breach from the Company;

provided, however, the inability of the Company to achieve favorable results
--------  -------
of operations during the Post-Employment Term for reasons essentially unrelated to the events or circumstances described in subparagraphs (i),
(ii), (iii) and (iv) hereof shall not be deemed to constitute "proper cause."

          (g) Mortensen may serve as a director of any subsidiary of the Company and receive the usual fee paid to any other director of such subsidiary.

    3.   Engagement of Mortensen as a Consultant.
        ------------------------------------------

          (a) The Company hereby agrees to appoint Mortensen as a consultant to the Company, and Mortensen hereby agrees to accept such appointment for and during the term described in subparagraph (b) below and subject to the terms and conditions of this Agreement.

          (b) Mortensen's term as a consultant to the Company under this Paragraph 3 shall commence either upon the termination of the Post-Employment Term or, if the Post-Employment Term ends after December 31, 2001, upon the first date after December 31, 2001 on which Mortensen is not serving as Chairman of the Board of the Company ("Commencement Date"). The Company in its sole discretion may cancel this Agreement for consulting services of Mortensen (i) by giving written notice to Mortensen not less than 60 days in advance of any annual anniversary of the Commencement Date or (ii) upon the occurrence of a material breach of this Agreement by Mortensen that is not cured within 30 calendar days after Mortensen
receives written notice  of such breach from  the Company.   In any event,
the term of the consulting arrangement provided for in this Paragraph 3 shall terminate on the fourth annual anniversary of the Commencement Date.

          (c) It is hereby understood that the services of Mortensen are unique and not readily replaceable and that all consultancy services agreed to be performed hereunder shall be performed exclusively by
Mortensen and not by  any other person.   Mortensen shall provide such
consulting services to the Company and its subsidiaries as are from time to time reasonably requested by the Board of Directors of the Company and shall provide such services with substantially the same degree of skill and diligence as he applied during the term of the Employment Agreement. In providing such services, Mortensen shall make himself reasonably available during normal business hours for general advice and consultation in relation to strategic planning, growth and expansion, merger and acquisition transactions, investor relations, human resource need assessments and performance appraisals, and other aspects of the operations, financial
affairs and  business of the Company  and its subsidiaries.   Mortensen's
duties hereunder may also include (i) representation of the Company's interests in one or more trade associations and in governmental affairs, and (ii) participation in charitable and community organizations which the Company or its subsidiaries wish to support.

          (d) During each annual period beginning with the Commencement Date, Mortensen shall devote up to 70 days to providing consulting
services to the Company.   The Company shall make available to Mortensen
consulting assignments, as described in subparagraph (c) above, sufficient to enable him to devote up to 70 days of service in any annual period in effect under subparagraph (b) above. Travel time expended in connection with the duties performed hereunder shall be included as time devoted pursuant to this Agreement, except that travel time shall not include any time for travel of Mortensen between any of his residences and the Company's headquarters.

          (e) The Company shall pay Mortensen at the daily rate of compensation set forth in Schedule A (the "Daily Rate") in increments of
one-half days for any  consulting  services  performed   under  this
Paragraph  3.     The  total compensation paid to Mortensen  under this
Paragraph 3 during any annual period (as measured from the Commencement Date or any annual anniversary date of the Commencement Date) (an "Annual Period") shall not exceed the Daily Rate in effect for such period multiplied times 70 (the "Annual Limit").

          (f)  Mortensen  shall submit invoices  to the  Company on  a
quarterly basis  for any  consulting  services performed.   No  quarterly
payment by the Company shall exceed the Quarterly Limit. The "Quarterly Limit" means the sum of Quarterly Factors for each of the quarterly periods elapsed since the Commencement Date less the aggregate amount of invoices submitted by Mortensen since the Commencement Date (excluding the portion of any invoices not paid in full by the Company). The "Quarterly Factor" for each consecutive three-month period (a "Quarter") elapsed since the Commencement Date shall be the Annual Limit in effect during such Quarter divided by four. The Company shall be obligated to pay invoices submitted by Mortensen that are in excess of the Quarterly Limit in succeeding quarterly periods and the obligation to pay such invoices shall not be extinguished because of the outstanding invoices exceeding the Quarterly Limit in any period, except that the Company shall not be liable for the amount of any unpaid invoices in excess of the Quarterly Limit for the last quarter before the fourth annual anniversary of the Commencement Date.

     4.   Reporting of Services.  Mortensen shall meet with representatives
          ----------------------
of the Company, at such reasonable times as the Company or Mortensen shall desire, to discuss any matters germane to carrying out the purposes of this Agreement.

     5.   Reimbursement of Expenses.  During the term of this Agreement, the
          --------------------------
Company shall reimburse Mortensen for all reasonable and customary documented expenses actually incurred by Mortensen in the discharge of his duties hereunder and not otherwise reimbursed by any other person or entity. It is understood that such reasonable and customary expenses shall, without limitation, include: (a) travel expenses including transportation, lodging, meals and entertainment expenses associated with travel undertaken by Mortensen pursuant to his performance of his duties hereunder, except that the Company shall not reimburse Mortensen for any of his expenses for travel between any of his residences and the Company's headquarters, and (b) local meal, entertainment and transportation expenses when incurred in furtherance of this Agreement. Mortensen shall report his expenses to the Company monthly in such manner as shall be reasonably required by the Company and the Company shall reimburse Mortensen within 30 days of the receipt of any such report.

     6.   Office Space.  Office space, office supplies or equipment, and
          ------------
office staff may be provided by the Company to Mortensen during the term of this Agreement at the discretion of the Company.

     7.   Independent Contractor.  The relationship of Mortensen to the
          -----------------------
Company hereunder is that of an independent contractor.   It is acknowledged
and agreed that Mortensen shall not have authority to bind the Company to any agreement or obligation with, or representation to, any third party, nor shall Mortensen hold himself out to any person as having such
authority.   Notwithstanding  any provision of this Agreement to the
contrary, Mortensen shall not be required to perform any duties or services that would result in a suspension of his benefits under any retirement benefits program of the Company and Mortensen shall not perform any work or services that would result in disqualification of any retirement benefits program of the Company. During the term of this Agreement, Mortensen shall not be a participant in any benefit program or entitled to the benefits offered by the Company to its officers and employees except to the extent that he is entitled to such participation or benefits under the Employment Agreement as a retiree of the Company or, during the time that he serves as a director, to the extent that such participation or benefits are made available to directors of the Company, or to the extent that benefits are expressly provided under the terms of this Agreement.

     8.   Death.  This Agreement shall be terminated automatically in the
          -----
event of Mortensen's death prior to or during the term of this Agreement, except that the Company shall be obligated to pay for any services of Mortensen provided to the Company prior to his death.

     9.   Disability.  This Agreement may be terminated at the election of
          -----------
the Company upon a determination by the Board of Directors of the Company, made in its sole discretion, that Mortensen will be unable, by reason of physical or mental incapacity, to perform the reasonably expected duties assigned to him pursuant to this Agreement for a period longer than six consecutive months or more than nine months in any consecutive 12-month period. In the exercise of its discretion, the Board of Directors shall give due consideration to, among such other factors as it deems appropriate to the best interests of the Company, the opinion of Mortensen's personal physician or physicians and the opinion of any physician or physicians selected by the Board of Directors for these purposes. Mortensen shall submit to examination by any physician or physicians so selected by the Board of Directors and shall otherwise cooperate with the Board of Directors in making the determination contemplated hereunder (such cooperation to include, without limitation, consenting to the release of information by any such physician or physicians to the Board of Directors). In the event of such termination, the Company shall thereupon be relieved of its obligations to pay compensation and benefits under Paragraphs 2 and 3 hereof (except for accrued and unpaid items) but shall be obligated, until the earlier of (i) the fourth annual anniversary of the Commencement Date or (ii) his death, to pay or provide to Mortensen the following:

          (a) For the period of 12 full calendar months next following the date (the "Disability Date") at which Mortensen was unable, by reason of physical or mental incapacity, to perform and did not perform a substantial portion of his essential duties hereunder (such date to be determined by the Board of Directors in its sole discretion), a quarterly disability income benefit in an amount equal to 100 percent of the base compensation (per quarter) in effect under either Paragraph 2(a) or Paragraph 3(e) as applicable hereof on the Disability Date; and thereafter a monthly disability income benefit in an amount equal to 60 percent of the average quarterly base compensation payable to Mortensen hereunder during the 12 full calendar months next preceding the Disability Date. The Company shall be entitled to a credit against its obligation to pay such disability benefits for the amounts received from time to time by Mortensen pursuant to any disability income insurance policy maintained by the Company.

     10.  Assignment; Successors.
          ----------------------

          (a) The benefits of this Agreement are and shall be personal to Mortensen and shall not inure to the benefit of Mortensen's heirs, personal representatives or assigns.

          (b) The duties of Mortensen hereunder shall be personal and not assignable or delegable by him in any manner whatsoever.

          (c) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

     11.  Confidentiality.  For purposes of this Agreement, "proprietary
          ---------------
information" shall mean any information relating to the business of the Company or its subsidiaries that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompassed in all marketing and business plans, financial information, costs, pricing information, and all methods, concepts, or ideas in or reasonably related to the business of the Company or its subsidiaries and not in the public domain.

     Mortensen agrees to regard and preserve as confidential all proprietary information that has been or may be developed or obtained by him in the course of providing consulting services to the Company and its subsidiaries, whether he has such information in his memory or in writing or other physical form. Mortensen shall not, without written authorization from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of this Agreement or thereafter, except as required by the conditions of his consultancy hereunder, any proprietary information connected with the business or development of the Company or its subsidiaries. This prohibition shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

     12.  Non-Competition.  Mortensen agrees that during the term of this
          ---------------
Agreement and for a period of two years after the termination of his services under this Agreement, he will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be connected with, or own or have any other interest in, or right with respect to the revenues, receipts, profits or losses of (other than through ownership of not more than 4.9 percent of the outstanding equity securities of any person, firm or
corporation) any  Competitive  Enterprise thereinafter  defined).    For
purposes of this Paragraph 12, "Competitive Enterprise" means any person, firm or corporation that directly or indirectly (i) is engaged in commercial banking or any other activity which is competitive with the Company or any of its present or future subsidiaries and (ii) conducts such banking or other activities described in clause (i) above in any county in which the Company or any of its present or future subsidiaries then operates or in any county contiguous thereto, but shall not include Southwest Banks, Inc. or the First National Bank of Naples.

     Without limitation of the Company's rights and remedies under this Agreement or as otherwise provided by law or in equity, it is understood and agreed between the parties that the right of Mortensen to receive and retain any payments otherwise due to him under this Agreement shall be suspended and canceled if and for so long as he shall be in violation of the foregoing covenant not to compete. If and when Mortensen shall have cured such violation and shall have tendered to the Company any and all economic benefits directly or indirectly received or receivable by him arising therefrom, such right shall be automatically reinstated but only for the remainder of the period during which such payments are due him.

     13.  Removal of Documents.  Mortensen agrees not to remove from the
          --------------------
premises of the Company or any subsidiary, except as a Director of the Company or as a consultant for the Company in pursuit of the business of the Company or any of its subsidiaries or affiliates, or except as specifically permitted in writing by the Company, any document or object containing or
reflecting any proprietary  information.   Mortensen  recognizes that  all
such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company or its subsidiaries.

     14.  Injunctive Relief.  It is understood and agreed by and between the
          -----------------
parties hereto that the services to be rendered by Mortensen hereunder are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated in damages, and additionally that a breach by Mortensen of the covenants set out in Paragraphs 11, 12 and 13 of this Agreement will cause the Company great and irreparable injury and damage. Mortensen hereby expressly agrees that the Company shall be entitled to the remedies and injunction, specific performance and other equitable relief to prevent a breach of Paragraphs 11, 12 and 13 of this Agreement by Mortensen. This provision shall not, however, be construed as a waiver of any of the remedies which the Company may have for damages or otherwise.

     15.  Arbitration.  Any dispute or controversy as to the validity,
          -----------
interpretation, construction, application or enforcement of, or otherwise arising under or in connection with, this Agreement shall be submitted at the request of either party hereto for resolution and settlement through arbitration in Pittsburgh, Pennsylvania in accordance with the rules then prevailing of the American Arbitration Association. Any award rendered
therein shall be final and binding   on  each   of  the   parties  hereto
and  their   heirs,  executors, administrators, successors and assigns, and judgment may be entered thereon in any court having jurisdiction. The foregoing provisions of this Paragraph 15 shall not be deemed to limit the rights and remedies reserved to the Company under and pursuant to Paragraph 14 hereof.

     16.  Governing Law.  This Agreement shall be deemed to be a contract
          -------------
under the laws of the Commonwealth of Pennsylvania and shall be for all purposes construed and enforced in accordance with the laws of said Commonwealth. Nothing contained in this Agreement shall be interpreted, construed or applied to require the commission of any act contrary to law. Whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail; but, in such event, any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements.

     17.  Entire Agreement; Amendment.  This Agreement sets forth the entire
          ---------------------------
understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives. Nothing contained in this Agreement shall be deemed to limit, impair or affect any post-employment retirement benefits provided for under Mortensen's aforementioned Employment Agreement or any retirement plan of the Company or its subsidiaries in which he is a participant or beneficiary.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                       F.N.B. CORPORATION

/s/ William Rundorff               /s/ James T. Weller
________________________      By:  ________________________________
Asst. Secretary                    Chairman of the Compensation
                                   Committee of the Board of Directors


WITNESS:

/s/ William Rundorff               /s/ Peter Mortensen
_____________________________      ___________________________________
                                   Peter Mortensen

                              Schedule A

     The Daily Rate to be used in determining Mortensen's compensation under Paragraph 3 shall be as follows:

          Start of Annual Period
            begins on or after
          December 31 (but before                    Daily Rate
       December 31 of the next year)              for Annual Period

                1995                                 $2,000
                1996                                  2,080
                1997                                  2,163
                1998                                  2,250
                1999                                  2,340
                2000                                  2,433
                2001                                  2,531
                2002                                  2,632
                2003                                  2,737
                2004                                  2,847
                2005                                  2,960
                2006                                  3,080
                2007                                  3,203

The Company and Mortensen agree that the Daily Rates set forth above reflect
a market   rate for  Mortensen's  consulting  services as  of  the date  of this Agreement with annual adjustments for projected average annual increases in the Consumer Price Index of four percent, based on current experience.
If during any three-year period during the years listed above, the average annual increase in the Consumer Price Index for all urban consumers reflecting a rental- equivalence measure of home ownership as reported by the U.S. Department of Labor is less than two percent or more than six percent, Mortensen and the Company agree to negotiate in good faith to adjust the schedule of Daily Rates for Annual Periods occurring after such
three-year measurement  period.   Such negotiations  may  take  into  account
the quality of Mortensen's consulting services provided, if any, and the financial condition of the Company, as well as any other factors the parties reasonably determine to be relevant.

                    REVISED AND RESTATED AMENDMENT NO. 2
                          TO EMPLOYMENT AGREEMENT

     ENTERED INTO on and as of    September 10    1996 by and between
                               ------------------,
 PETER MORTENSEN (the ("Executive") and F.N.B. CORPORATION (the "Company").

     WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of January 1, 1990, as amended by an Amendment thereto dated June 2, 1994 (the "Employment Agreement"); and

     WHEREAS, the Executive and the Company executed Amendment No. 2 to Employment Agreement dated as of June 26, 1995;

     WHEREAS, the Executive and the Company executed an agreement dated as of October 13, 1995 suspending and curtailing Amendment No. 2 to Employment Agreement;

     WHEREAS, the Executive and the Company desire to make certain revisions to Amendment No. 2 to Employment Agreement and hereby agree to revise and restate Amendment No. 2 to Employment Agreement, all as set forth herein;

     WHEREAS, the Executive and the Company have agreed to enter into a Post-Employment Services Agreement, in substantially the form attached hereto, pursuant to which, inter alia, upon cessation of the Executive's full-time employment under the Employment Agreement, the Executive shall be required to make himself available to serve the Company as a Director and Chairman of the Board and to serve the Company and its subsidiaries as an independent consultant with respect to various aspects of their business and affairs (as described therein) and the Executive shall be entitled to receive compensation for such services; and

     WHEREAS, the Executive and the Company have agreed, in connection with the establishment of the said Post-Employment Services Agreement, and in consideration therefor, (i) to eliminate from the Employment Agreement the Executive's entitlement to severance compensation upon occurrence of the events described in Section 11 thereof, (ii) to amend and supplement the provisions of Section 1(b) thereof, and (iii) to eliminate Section 20 thereof in its entirety; and

     WHEREAS, the parties desire to reaffirm all the other terms and provisions of the Employment Agreement,

     NOW, THEREFORE, intending to be legally bound, the Executive and the Company covenant and agree that:

          1. Section 1(b) of the Employment Agreement is hereby amended and supplemented as follows:


               1st.  From the last sentence, the words ", except by operation
               ---
of Section 20 hereof" are hereby deleted.

               2nd.  At the end thereof is hereby added a new sentence, to
               ---
read in its entirety: "Notwithstanding the foregoing, the Executive shall have the right, exercisable by six months' written notice to the Company, to fix the expiration of the term as of any date on or after December 31, 1996, and thereby initiate the term of the Post-Employment Services Agreement dated as
of         September 10    1996 between the Executive and the Company.
         ---------------,

          2. Section 11 of the Employment Agreement is hereby deleted in its entirety.

          3. Section 20 of the Employment Agreement is hereby deleted in its entirety.

          4. The parties hereby reaffirm all the other terms and provisions of the Employment Agreement, which shall remain in full force and effect as amended hereby.

          5. In consideration of the foregoing, the parties shall, concurrently herewith, enter into the Post-Employment Services Agreement in substantially the form attached hereto.

     WITNESS the due execution and delivery hereof as of the date first above written.

WITNESS:                           EXECUTIVE

/s/ William Rundorff                /s/ Peter Mortensen
____________________________       _____________________________
                                   Peter Mortensen


ATTEST:                            F.N.B. CORPORATION

/s/ William Rundorff                     /s/ James T. Weller
____________________________       By:  _________________________
             Asst. Secretary            Chairman of the Compensation
                                        Committee of the Board of Directors